Exhibit 99.1

FOR IMMEDIATE RELEASE

LabCorp                        Providence Health & Services
Investors: Scott Frommer - +1 336-436-5076        Colleen Wadden, Senior Director, Reputation Management
Investor@labcorp.com                    D: 206-979-1620
PH&Smedia@providence.org
Media: Don Von Hagen - +1 336-436-8263
Media@labcorp.com                    Catholic Health Initiatives
Michael Romano, National Director, Media Relations
Company Information: www.labcorp.com            D: 303-383-2720
M: 303-549-8948
358 South Main Street                    michaelromano@catholichealth.net
Burlington, NC 27215
Telephone: (336) 584-5171

LabCorp Completes Acquisition of Pathology Associates Medical Laboratories
Transaction Establishes Relationships with Community-Based Health Systems
Across Multiple States

BURLINGTON, N.C., RENTON, WASH., ENGLEWOOD, COLO. - LabCorp® (NYSE:LH) has completed the acquisition of Pathology Associates Medical Laboratories (PAML) from former owners Providence Health & Services (Providence) and Catholic Health Initiatives (CHI). PAML, based in Spokane, Washington, is one of the nation’s premier medical reference laboratories and a healthcare solutions company. With the acquisition of PAML, LabCorp assumes PAML’s ownership interests in several joint ventures: Colorado Laboratory Services (CLS), Kentucky Laboratory Services (KLS), MountainStar Clinical Laboratories (MSCL), PACLAB Network Laboratories (PACLAB) and Tri-Cities Laboratory (TCL). In addition, PAML, as a LabCorp subsidiary, has acquired assets of Alpha Medical Laboratories (Alpha), a former PAML-affiliated joint venture, from its hospital owner.
“For over three decades, LabCorp has focused on comprehensive, deeply-engaged relationships with health systems and hospitals,” said David P. King, chairman and chief executive officer, LabCorp. “The acquisition of PAML furthers this strategy and aligns LabCorp with Providence and CHI, two leading, innovative health systems, and deepens our engagement and growth opportunities with a number of important community-based hospitals across multiple states.”
LabCorp’s acquisition of PAML represents the first step in completing the transaction. Through 2017 and into 2018, LabCorp will acquire the ownership interests in CLS, KLS and PACLAB from their hospital co-owners. The hospital partners in MSCL and in TCL continue to evaluate future options for their interests in those joint ventures, which may include a sale to LabCorp.
PAML and the joint ventures serve customers in Colorado, Idaho, Kentucky, Montana, Oregon, Utah and Washington. Operations of each joint venture, including the menu of services provided, will remain substantially the same until the joint venture transition is complete and ownership has been transferred.  There will be no significant changes to operations or services at PAML until all joint venture transactions are complete. The organizations have been working together to plan and implement a smooth, thoughtful transition that maintains continuity of services for patients, hospitals, clients and clinicians, and provides access to the additional capabilities of LabCorp, including access to clinical trials and research through Covance Drug Development, enhanced IT and data analytics, standardized testing platforms and broad patient access.
“PAML and its joint ventures have successfully served our communities and many others for years, and we are proud of the high-quality service they have become known for,” said Mike Butler, president of operations, Providence St. Joseph Health. “Together, LabCorp and PAML will continue and expand delivery of high-quality health care services to our patients, hospitals, clients and clinicians.”
Throughout and after the completion of the related joint venture transactions, Providence, CHI and the hospital joint venture owners will continue to provide all existing in-patient hospital laboratory services. PAML, along with LabCorp, will continue to provide the outreach testing services and reference laboratory services currently provided by PAML and the joint ventures. LabCorp and many of the health systems and hospitals that are partnered with PAML are exploring opportunities to collaborate on projects involving LabCorp’s differentiated capabilities.
“As part of our mission, CHI is focused on building healthier communities,” said Kevin Lofton, CEO, Catholic Health Initiatives. “We are confident that LabCorp, as PAML’s new owner, will serve the best interests of all who have relied on us to meet their health care needs through comprehensive, high-quality laboratory services.”

“This acquisition strengthens LabCorp’s relationships with anchor health systems and expands LabCorp’s geographic presence in important existing markets, allowing LabCorp to support each health system and its existing customers with expanded offerings,” said King. “It was made possible by the mutual commitment among all the parties to provide high-quality, compassionate care, and to improve the health and lives of the patients we serve and the communities where we operate.”

About Providence Health & Services
Providence Health & Services is committed to improving the health of the communities it serves, especially for those who are poor and vulnerable. In 2016, Providence provided nearly $1.2 billion in community benefit to help meet the needs of its communities, both today and into the future. Providence Health & Services is a part of Providence St. Joseph Health, a family of organizations that includes 50 hospitals, 829 physician clinics, senior services, supportive housing and many other health and educational services. The health system and its partners employ more than 100,000 caregivers serving communities across seven states - Alaska, California, Montana, New Mexico, Oregon, Texas and Washington. Along with Saint Joseph Health, PSJH includes: in Texas, Covenant Health and Covenant Medical Group; in California, Facey Medical Foundation, Hoag Memorial Hospital Presbyterian and St. Joseph Heritage Healthcare; and in Washington, Kadlec Regional Medical Center, Pacific Medical Centers and Swedish Health Services.

About Catholic Health Initiatives
Catholic Health Initiatives, a nonprofit, faith-based health system formed in 1996 through the consolidation of four Catholic health systems, expresses its mission each day by creating and nurturing healthy communities in the hundreds of sites across the nation where we provide care. The nation’s third-largest nonprofit health system, Englewood, Colorado-based CHI operates in 18 states and comprises 104 hospitals, including four academic medical centers and major teaching hospitals as well as 30 critical-access facilities; community health-services organizations; accredited nursing colleges; home-health agencies; senior living communities; and other facilities and services that span the inpatient and outpatient continuum of care. In fiscal year 2016, CHI provided more than $1.1 billion in financial assistance and community benefit - a 13% increase over the previous year -- for programs and services for the poor, free clinics, education and research. Financial assistance and community benefit totaled more than $2 billion with the inclusion of the unpaid costs of Medicare. The health system, which generated operating revenues of $15.9 billion in fiscal year 2016, has total assets of approximately $22.7 billion.

About LabCorp
LabCorp (NYSE: LH), an S&P 500 company, is a leading global life sciences company that is deeply integrated in guiding patient care, providing comprehensive clinical laboratory and end-to-end drug development services. With a mission to improve health and improve lives, LabCorp delivers world-class diagnostic solutions, brings innovative medicines to patients faster and uses technology to improve the delivery of care. LabCorp reported net revenues of nearly $9.5 billion for 2016 through the contributions of 52,000 employees in approximately 60 countries. To learn more about LabCorp, visit www.labcorp.com, and to learn more about Covance Drug Development, visit www.covance.com.

Forward-Looking Statements
This press release contains forward-looking statements including with respect to estimated 2017 guidance and the impact of various factors on operating and financial results. Each of the forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace, and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. The Company has no obligation to provide any updates to these forward-looking statements even if its expectations change. Further information on potential factors that could affect operating and financial results is included in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, including in each case under the heading risk factors, and in the Company’s other filings with the SEC. The information in this press release should be read in conjunction with a review of the Company’s filings with the SEC including the information in the Company’s Form 10-K for the year ended December 31, 2016, and subsequent Forms 10-Q, under the heading MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

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